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                                                                    Exhibit 23.3


                                  [LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of International Menu Solutions Corporation on Form SB-2 of our report dated September 1, 1998, except as to Note 11 which is as of May 21, 1999, on the financial statements of 1188980 Ontario Ltd. (operating as Tasty Batters) appearing in the Prospectus, which is part of this Registration Statement.

/s/Kraft, Berger, Grill, Schwartz, Cohen & March LLP
Kraft, Berger, Grill, Schwartz, Cohen & March LLP
(Formerly known as Kraft, Rothman, Berger, Grill, Schwartz & Cohen LLP)

Chartered Accountants
Toronto, Ontario

August 31, 2000